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                                                                EXHIBIT 8


                        [REID & PRIEST LLP LETTERHEAD]




                                                              New York, New York
                                                              August 4, 1997


Consumers Energy Company
212 West Michigan Avenue
Jackson, Michigan 49201

Ladies and Gentlemen:

   Reference is made to the prospectus, (the "Prospectus"), which constitutes part of the registration statement on Form S-3 ("Registration Statement"), to be filed by Consumers Energy Company and Consumers Energy Company Financing II with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended, for the registration of, among other things, Trust Originated Preferred Securities ("Preferred Securities") of Consumers Energy Company Financing II.

   We are of the opinion that the statements set forth under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus constitute an accurate description, in general terms, of certain United States federal income tax considerations that may be relevant to the prospective purchasers of the Preferred Securities.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Prospectus under the caption "Certain United States Federal Income Tax Consequences.

                                                          Very truly yours,


                                                          /s/ REID & PRIEST LLP